Exhibit 32.1
CERTIFICATION
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code, Michael M. Morrissey, Ph.D., the Chief Executive Officer of Exelixis, Inc. (the “Company”), and Deborah Burke, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his/her knowledge:
1.     The Company’s Quarterly Report on Form 10-Q for the period ended September 26, 2014, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.     The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
In Witness Whereof, the undersigned have set their hands hereto as of the 4th day of November 2014.

/s/ MICHAEL M. MORRISSEY	/s/ DEBORAH BURKE
Michael M. Morrissey, Ph.D.	Deborah Burke
Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer)